Putnam RetirementReady Funds

AMENDMENT NO. 1

TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

WHEREAS, THE UNDERSIGNED constitute at least a majority of the Trustees of Putnam RetirementReady Funds (the “Trust”), a Massachusetts business trust organized and existing under the laws of the Commonwealth of Massachusetts pursuant to an Agreement and Declaration of Trust dated June 11, 2004, as amended and restated in its entirety on March 21, 2014 (the “Declaration of Trust”);

WHEREAS, the Trustees have agreed to change the name of the Trust to “Putnam Target Date Funds” effective December 2, 2019;

NOW THEREFORE, the undersigned do hereby amend Article I, Section 1 of the Declaration of Trust in its entirety to read as follows:

Name

Section 1.    Effective December 2, 2019, this Trust shall be known as “Putnam Target Date Funds”, and the Trustees shall conduct the business of the Trust under that name or any other name as they may from time to time determine.

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This instrument may be executed in several counterparts, each of which may be deemed an original, but all taken together shall constitute one instrument.

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IN WITNESS WHEREOF, the undersigned have signed this instrument on this 22nd day of November, 2019.

/s/ Liaquat Ahamed	/s/ Kenneth R. Leibler
Liaquat Ahamed	Kenneth R. Leibler
/s/ Ravi Akhoury	/s/ Robert E. Patterson
Ravi Akhoury	Robert E. Patterson
/s/ Barbara M. Baumann	/s/ George Putnam, III
Barbara M. Baumann	George Putnam, III
/s/ Katinka Domotorffy	/s/ Manoj P. Singh
Katinka Domotorffy	Manoj P. Singh
/s/ Catharine Bond Hill	/s/ Robert L. Reynolds
Catharine Bond Hill	Robert L. Reynolds
/s/ Paul L. Joskow
Paul L. Joskow

THE COMMONWEALTH OF MASSACHUSETTS

Suffolk, ss. Boston, November 22, 2019

Then personally appeared each of the above named Trustees of Putnam RetirementReady Funds and acknowledged the foregoing instrument to be his or her free act and deed, before me,

/s/ Marina P. Pasquale

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Notary Public Marina P. Pasquale

My Commission Expires: April 1, 2022

The address of the Trust is 100 Federal Street, Boston, Massachusetts 02110.

ADDENDUM

The individuals listed on the signature page represent all of the members of the Board of Trustees of the Trust. The business address for each Trustee is 100 Federal Street, Boston, Massachusetts 02110.